Exhibit 99.2

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: April 16, 2021, 6:00 a.m. EDT	Contact: Jack Isselmann, Media Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Announces Pricing and Increased Size of Offering of Convertible Senior Notes

Lake Oswego, Oregon, April 16, 2021 – The Greenbrier Companies, Inc. (NYSE:GBX) (“Greenbrier”) announced today that it has increased the size of its previously announced offering of Convertible Senior Notes due 2028 to an aggregate principal amount of $325 million (the “Notes”). The Notes were offered in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Greenbrier has also granted the initial purchasers the right to purchase, within a 13-day period beginning on, and including, the date Greenbrier first issues the Notes, up to an additional $48.75 million aggregate principal amount of Notes on the same terms and conditions. Greenbrier expects to close the offering of the Notes on or about April 20, 2021, subject to satisfaction of customary closing conditions.

The Notes will be Greenbrier’s general, unsecured, senior obligations and will rank equally in right of payment with all of Greenbrier’s existing and future senior unsecured debt. The Notes will bear interest at an annual rate of 2.875% payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2021. The Notes will mature on April 15, 2028, unless earlier redeemed, repurchased or converted in accordance with their terms prior to such date.

The Notes will be convertible into shares of Greenbrier’s common stock pursuant to their terms, based on an initial conversion rate of 18.0317 shares of Greenbrier’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $55.46 per share of common stock. This represents a premium of 30% above the last reported sale price of Greenbrier’s common stock on the New York Stock Exchange on April 15, 2021 (which was $42.66 per share).

Prior to January 15, 2028, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of certain conditions and during certain periods, and, thereafter, at any time until the close of business on the second business day immediately preceding the maturity date. Upon conversion, the Notes will be convertible into cash and, if applicable, shares of Greenbrier’s common stock, based on the applicable conversion rate(s). The conversion rate and conversion price are subject to adjustment in certain events.

Greenbrier expects to use approximately $228.4 million of the net proceeds from the offering of the Notes to repurchase approximately $207.1 million of the outstanding principal amount of Greenbrier’s 2.875% convertible senior notes due 2024 (the “2.875% Notes”) in connection with privately negotiated transactions executed concurrently with the pricing of the offering of the Notes. In connection with any repurchases of the 2.875% Notes and the offering of the Notes, there may be increased trading activity in Greenbrier’s common stock, which may impact the market price of Greenbrier’s common stock and the effective conversion price of the Notes.

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Greenbrier Announces Pricing of Convertible Notes (Cont.)	Page 2

Greenbrier intends to use approximately $20.0 million of the net proceeds from the offering to repurchase 468,823 shares of its common stock. Such repurchases were conducted through one or more of the initial purchasers or their affiliates as Greenbrier’s agents in negotiated transactions with institutional investors, which took place concurrently with the pricing of the offering of the Notes. The purchase price per share of the common stock repurchased from the institutional investors in such privately negotiated transactions will equal the closing price per share of Greenbrier’s common stock on the date of pricing of the offering of the Notes. Such share repurchase transactions could have increased, or limited a decline in, the market price of Greenbrier’s common stock, which may have resulted in a higher effective conversion price of the Notes.

In addition, Greenbrier intends to use approximately $55.0 million of the net proceeds from the offering to retire certain other indebtedness. Greenbrier expects to use the remainder of any net proceeds for general corporate purposes, including working capital, capital expenditures, repayments, redemptions or additional repurchases of indebtedness or common stock or acquisitions of, or investments in, businesses and products.

Separately, Greenbrier has been advised of the intentions of William A. Furman, Chairman & CEO, to purchase, during open trading windows, in open market transactions up to $2.5 million worth of Greenbrier’s Common Stock, subject to market conditions and other factors.

The Notes were offered in the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes and the shares of Greenbrier common stock issuable upon conversion of the Notes have not, and will not, be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, and other components. Greenbrier owns a lease fleet of 8,700 railcars and performs management services for 445,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding Greenbrier’s anticipated closing of its convertible note offering, its expected use of proceeds from the offering,

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including its proposed repurchase of a portion of the 2.875% Notes and shares of its common stock, its proposed retirement of certain other indebtedness, and other statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, factors impacting the closing of the Notes. Other factors that might cause such a difference are discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020 and Greenbrier’s Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2020 and February 28, 2021, and in Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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